Exhibit 99.2

Isoray To Announce Fourth Quarter and Fiscal Year End 2021

Financial Results on September 21, 2021

Conference Call is Tuesday, September 21 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, WASHINGTON – September 9, 2021 – Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in brachytherapy powering expanding treatment options throughout the body, today announced that it will host a conference call to discuss its financial results for the fourth quarter and fiscal year ended June 30, 2021 on Tuesday, September 21, 2021, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the fourth quarter and fiscal year ended June 30, 2021 after the close of the U.S. stock markets on September 21, 2021.

To listen to the conference call, please dial 844-369-8770. For callers outside the U.S., please dial 862-298-0840.

The conference call will be simultaneously webcast and can be accessed at https://www.webcaster4.com/Webcast/Page/2199/42729. The webcast will be available until December 21, 2021 following the conference call.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747

About Isoray

Isoray, Inc. is a medical technology company pioneering advanced treatment applications and devices to deliver targeted internal radiation treatments for cancers throughout the body. Isoray, Inc., through its subsidiary, Isoray Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com.. Follow us on LinkedIn and Twitter.